October 4, 2006
ITHAKA ACQUISITION CORP. TO MERGE WITH ALSIUS CORPORATION
     Ithaka Acquisition Corp. (“Ithaka,” OTCBB: ITHK, ITHKU, ITHKW) and Alsius Corporation (“Alsius”) announced today that they have entered into a definitive merger agreement whereby Alsius will become a wholly-owned subsidiary of Ithaka. Upon consummation of the merger, Ithaka will seek a listing on Nasdaq.
     Alsius is a rapidly-growing, commercial-stage medical device company that develops, manufactures and sells proprietary products to precisely control patient temperature in hospital critical care settings. Alsius’s current management team will remain in place to run the business following the merger, and William Worthen, its Chief Executive Officer, will become Chief Executive Officer and a director of Ithaka. Upon effectiveness of the merger, Ithaka will change its name to “Alsius Corporation.”
     Ithaka principals Paul Brooke and Eric Hecht will remain on the board of the combined company after the merger. Mr. Brooke, Chairman and Chief Executive Officer of Ithaka, stated, “We believe this is an extraordinary opportunity. Alsius is a rapidly growing company in an emerging market. The temperature control market should increase significantly with expanding use in areas such as cardiac arrest where the current outcomes are tragic and where cooling can increase the probability of survival with improved brain function. Alsius is the market leader in intravascular cooling and with Ithaka’s resources should accelerate market development and maintain market leadership.”
“We are very excited about this merger as it provides the financial resources to capitalize on the hard work done over the last few years getting our products cleared and into critical care units where they can benefit patients,” said Bill Worthen, President and CEO of Alsius. “The capital available to us upon closing of the transaction will support an increased sales and marketing effort which should allow us to continue the rapid revenue growth we have experienced since commercialization. In addition, we look forward to Paul and Eric joining the board and leveraging their experience as Alsius transitions to a publicly traded company.”
SUMMARY OF THE TRANSACTION
     Under the terms of the merger agreement, Alsius will be the surviving corporation in a merger with a wholly-owned subsidiary of Ithaka. Upon consummation of the merger, holders of Alsius equity and unsecured debt (“Alsius Holders”) will receive a total of eight million shares of Ithaka common stock.
     Alsius Holders will be entitled to receive up to an aggregate of five million additional performance shares upon the achievement of revenues of $14.8 million, $28.0 million and $47.0 million for the years ending December 31, 2007, 2008 and 2009, respectively. An additional one million performance shares will be awarded to Alsius Holders upon more than 20% overachievement of the revenue milestones in 2007, 2008 and 2009. Management of Alsius will receive bonus payments totaling $3 million upon consummation of the merger, and will be entitled to receive an additional amount of up to $2 million upon the achievement of the same revenue targets described above.
     The closing of the merger is subject to customary closing conditions, including approval of the merger agreement by the stockholders of Ithaka. In addition, closing of the merger is also conditioned on holders of fewer than 20% of the shares of Ithaka common stock voting against the merger and electing to convert their Ithaka common stock into cash. The Alsius Holders will not be able to sell any of the Ithaka shares they will receive in the merger until a minimum of one year after consummation of the merger, with only 50% of such shares becoming saleable 12 months after the merger and 50% becoming saleable 18 months after the merger.
     Following the merger the Board of Directors of Ithaka will include Messrs. Worthen, Brooke and Hecht, as well as four directors to be appointed by Alsius Holders.
     Leerink Swann & Company is serving as financial advisor and Sheppard, Mullin, Richter & Hampton LLP as legal advisor to Alsius. Graubard Miller is serving as legal advisor to Ithaka.
ABOUT ALSIUS CORPORATION
     Based in Irvine, California, Alsius is a commercial-stage medical device company that develops, manufactures and sells proprietary products to precisely control patient temperature in hospital critical care settings. Controlling body temperature, through cooling and warming, has become the standard of care for patients in critical condition and those undergoing a variety of surgical procedures. Temperature management improves outcomes and reduces complications in patients being treated for a range of conditions such as cardiac arrest, stroke and head trauma, as well as during cardiothoracic surgery. Alsius markets a comprehensive suite of catheter-based intravascular temperature management products that address the largely unmet clinical need for effective, accurate, easy-to-use and cost-effective control of body temperature in critical care patients.
     Alsius’s products consist of the CoolGard system and three families of single-use catheters. The CoolGard system is a computer-controlled temperature regulation system that circulates cool or warm saline in a closed-loop circuit through balloons that surround the catheters. Alsius’s catheters are inserted into a major vein through a patient’s neck or groin and achieve rapid and precise temperature management through contact with the patient’s blood flow. A key feature of Alsius’s catheters is their ability to function as central venous catheters, which are routinely used in the treatment of critically ill patients to administer drugs and fluids, draw blood and monitor blood pressure. Unlike conventional external temperature management products, such as cooling and warming blankets and ice packs, Alsius’s intravascular products cool and warm the patient from the inside out, thereby more effectively managing body temperature and allowing caregivers easier access to administer patient care.
     Alsius believes that it is the worldwide leader in sales of catheter-based temperature management products and the first company to gain commercial traction in this area. Alsius sells its products through a direct sales force in the United States and a network of distributors in the major European markets, Canada and Australia. Alsius’s sales efforts focus on installing systems in critical care centers and driving recurring catheter purchases. Alsius intends to build upon its first mover advantage by increasing global sales of its products for their current clinical indications, entering new international markets and pursuing additional clinical indications.
     In just over two years since the commercial launch Alsius has installed over 190 CoolGard systems in approximately 175 hospitals worldwide, which it estimates have been used with its catheters to treat over 8,000 patients. Alsius generated sales of $1.6 million in 2004 and $3.2 million in 2005. For the six months ended June 30, 2006, Alsius had revenues of $2.2 million, a 60% increase over the first half of 2005.
TEMPERATURE MANAGEMENT MARKET BACKGROUND
     Proper temperature management improves outcomes and reduces complications in several critical conditions, including cardiac arrest, stroke and head trauma, as well as during cardiothoracic surgery. Alsius addresses two broad markets for temperature management: therapeutic cooling and maintaining normal temperature. Alsius believes the total potential worldwide market for sales of its disposable catheters exceeds $2 billion annually for these markets. In November of 2005, the American Heart Association issued new guidelines that include therapeutic cooling for patients resuscitated after out-of-hospital cardiac arrest.
ABOUT ITHAKA ACQUISITION CORP.
     Ithaka Acquisition Corp. was formed on April 4, 2005 to serve as a vehicle to effect a business combination with an operating business in the healthcare industry. Ithaka’s registration statement was declared effective on August 17, 2005 and the offering closed on August 23, 2005, generating gross proceeds of approximately $53.1 million from the sale of approximately 8.85 million units, including exercise of the underwriters’ over-allotment option. Each unit was comprised of one share of Ithaka common stock and two warrants, each to purchase one share of common stock at $5.00 per share. As of June 30, 2006, Ithaka held over $48.5 million in a trust account maintained by an independent trustee, which will be released to Ithaka upon consummation of the merger.

ABOUT LEERINK SWANN & COMPANY
     Leerink Swann & Company is full-service investment bank focused exclusively on health care. Through its consulting affiliate, MEDACorp, Leerink Swann provides consulting services to life sciences companies and to institutional investors.
FORWARD LOOKING STATEMENTS
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Ithaka and Alsius and their combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Ithaka’s and Alsius’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Ithaka’s stockholders to approve the merger agreement and the transactions contemplated thereby; the number and percentage of Ithaka’s stockholders voting against the merger and seeking conversion of their shares; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Alsius is engaged; fluctuations in customer demand; intensity of competition; timing, approval and market acceptance of new products; general economic conditions; as well as other relevant risks detailed in Ithaka’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-QSB for the period ended June 30, 2006. The information set forth herein should be read in light of such risks. Neither Ithaka nor Alsius assumes any obligation to update the information contained in this press release.
ADDITIONAL INFORMATION
     Ithaka intends to file with the SEC a registration statement in connection with the proposed transaction. STOCKHOLDERS OF ITHAKA AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, ITHAKA’S DEFINITIVE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION.
     The definitive proxy statement/prospectus will be mailed to stockholders as of a record date to be established for voting of the acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement/prospectus, without charge, once available, at the SEC’s Internet site http://www.sec.gov or by directing a request to Ithaka Acquisition Corp. at 100 South Pointe Drive, 23rd Floor, Miami, Florida 33139.

     Such persons can also read Ithaka’s final prospectus, dated August 17, 2005, for a description of the security holdings of the Ithaka officers and directors and of EarlyBirdCapital, Inc., the lead underwriter of Ithaka’s initial public offering consummated on August 23, 2005, and their respective interests in the successful consummation of this business combination. All of the following financial statements are unaudited and were prepared by Alsius Corporation, as a private company, in accordance with United States generally accepted accounting principles and may not be in compliance with SEC Regulation S-X, and is subject to review by Alsius’s auditors. Accordingly, such historical information may be adjusted and presented differently in our proxy statement/prospectus to solicit stockholder approval of the merger.
Alsius Corporation
Condensed Balance Sheets
(In thousands of U.S. dollars)
(Unaudited)

	As of	As of
	December 31	June 30,
	2005	2006
ASSETS
Current assets:
Cash and cash equivalents	$5,309	$2,036
Accounts receivable, net	985	945
Inventories	1,812	2,004
Prepaid expenses	129	171

Total current assets	8,235	5,156
Property and equipment, net	255	226
Evaluation equipment, net	666	702
Other assets	336	463

Total assets	$9,492	$6,547

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$640	$1,206
Accrued liabilities	759	1,270
Current portion of promissory note	1,534	1,617
Current portion of capital lease obligations	8	6

Total current liabilities	2,941	4,099
Promissory note	2,970	5,780
Warrant liabilities	296	1,194

Total liabilities	6,207	11,073
Redeemable convertible preferred stock, no par value	46,643	46,643
Shareholders’ deficit:
Common stock, no par value	16,147	16,402
Deferred stock-based compensation	(1,091)	(942)
Accumulated deficit	(58,414)	(66,629)

Total shareholders’ deficit	(43,358)	(51,169)

Total liabilities, redeemable convertible preferred stock and shareholders’ equity	$9,492	$6,547

Alsius Corporation
Condensed Statements of Operations
(In thousands of U.S. dollars)
(Unaudited)

	Year Ended	Six Months
	December 31,	Ended June 30,
	2005	2006
Revenue	$3,223	$2,249

Operating expenses:
Cost of revenue	3,620	3,017
Research and development	3,466	1,390
Sales and marketing	4,464	2,681
General and administrative	1,491	2,805

Total operating expenses	13,041	9,893

Loss from operations	(9,818)	(7,644)
Other income (expense)	(304)	(571)

Net loss	$(10,122)	$(8,215)

CONTACT:
Shari Annes (650) 888-0902
SA@Ithakacorp.com